EXHIBIT 23

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March 30, 2004



Luna Technologies International, Inc.
61-A Fawcett Road
Coquitlam, British Columbia
Canada  V3K 6V2



Re: Luna Technologies International, Inc. - Form S-8

Dear Sir/Madame:

We consent to the incorporation by reference in Registration Statement on Form S-8 Number 333-112647 of our report dated March 24, 2004 on the financial statements of Luna Technologies International, Inc. as of December 31, 2003 and the reference to us under the heading "Experts" in the Registration Statement.

Sincerely,


"Dale Matheson Carr-Hilton LaBonte"


Dale Matheson Carr-Hilton LaBonte
(formerly LaBonte & Co.)
Chartered Accountants
Vancouver, British Columbia